Labor Contract
(For Urban Employees)

Party A (Employer) Name: Suzhou Erye Pharmaceuticals Co., Ltd.

                  Address: 343 Panmen Road, Suzhou

Party B (Employee) Name: Shi Mingsheng Sex: Male Date of birth: Dec., 1951

Current residence: 99-101 Caixiang Xincun Community, Suzhou

ID card No.:      320502511219253

Printed by Suzhou Labor and Social Security Bureau

This Labor Contract (hereinafter referred to as “this Contract”) is made and entered into by and between Party A and Party B through equal consultations in accordance with the Labor Law of the People’s Republic of China and the Measures of Suzhou on Administration of the Labor Contracts.

I. Term of Contract

(A)	Fixed term: from to ,

Among which the probationary period is from                                   to                                    .

(B)	Without fixed term: This Contract shall take effect this 6th day of June, 2003.

II. Work Responsibilities

(A)	Party A arranges Party B to work for Party A as an employee and Party B follows such arrangement and will implement and fulfill his/her responsibilities.

(B)	Party B’s work responsibilities may be changed if agreed by both parties through mutual consultation.

III. Labor Protection and Working Conditions

(A)
Party A shall strictly abide by the national codes and standards on labor safety and hygiene, working time, rest and holidays and special protections; and provide Party B with the working environment meeting the applicable standards and regulations of Chinaand the necessary labor protection equipments so as to ensure Party B’s safety and health in the production or working process. If arranging Party B to assume the post with risks of getting occupational disease, Party A shall arrange regular physical examinations for Party B.

(B)
Party B shall strictly abide by the codes on operational safety and have the right to reject the instructions violating any rules or the operation under risks given or required by Party A’s managerial personnel and to lodge criticism, complaints or charges on the behaviors that are likely to harm the production safety and physical health.

IV. Remuneration

(A)	As agreed by both parties through consultation, Party B’s salary during probationary period is RMB Yuan per month.

(B)
After the expiry of the probationary period, Party A will determine Party B’s salary based on Party B’s performance in production (or work) and in accordance with the applicable national rules and regulations and the distribution methods of the company. And the salary will be paid to Party B by money in full amount on a monthly basis.

(C)	Party A shall pay the salary in accordance with the applicable laws during the national holidays and Party B’s marriage leave, funeral leave and participation in the social activities.

(D)
In the event that Party A prolongs Party B’s working time according to law because it is necessary for its production or business operations, Party A shall pay Party B for the overtime at a rate higher than his/her ordinary salary rate (unless the compensation leave is arranged).

(E)	Party B’s other benefits including the allowance and subsidy etc. shall be paid by Party A in accordance with the applicable rules of the state and the company.

V. Social Insurance and Welfare

(A)
Party A shall pay the premiums for social insurances including retirement insurance and unemployment insurance etc. for Party B on the basis of the standards stipulated by the local People’s Government; and Party B shall pay such part of the premiums as shall be borne by himself/herself.

(B)
In the event that Party B is sick or gets injured not owing to work, Party A shall give a certain period for medical treatment basing on Party B’s conditions and how long he/she has been serving in the company. The living expenses and medical expenses during the medical treatment period shall be paid as set forth by the applicable rules and regulations. If this Contract is rescinded upon the expiry of the medical treatment period, Party A shall pay a medical treatment allowance as set forth by the applicable rules and regulations.

(C)	Other insurances and welfare benefits for Party B shall be provided by Party A in accordance with the applicable rules and regulations of the state.

VI. Education and Training

(A)
Party A shall give training to Party B on professional ethnics and production safety and provide the pre-post training program and the professional or technological training program. In case that Party B will assume the post of any special operation, Party B shall receive special trainings therefor and obtain related qualification certificate before assuming post.

(B)
In the event that any training to Party B is funded by Party A, Party B shall work for Party A for a stipulated period, otherwise Party B shall borne such training expenses after deducted on the basis of the number of years for which Party B has served.

(C)

VII. Labor Discipline

(A)	Party A shall carry out education on labor disciplines to Party B and publicize the laws and regulations on labor and the rules and regulations of the company to Party B.

(B)	Party B shall obey Party A’s leading, management and education, implement the rules and regulations of the company and abide by the labor disciplines.

(C)	In case that Party B violates any laws and regulations on labor or the rules and regulations of the company, Party B may give criticism, education and disciplinary punishment.

VIII. Conditions for Rescission and Termination of Contract

(A)	This Contact may be rescinded if agreed by both parties through consultation.

(B)	Party A may rescind this Contract if Party B has any of the following situations:

1.	Party B is proved to be unqualified for the post during the probationary period;

2.	Party B seriously violates the labor disciplines or the rules and regulations of the company formulated according to law;

3.	Party B has serious default or malpractice which cause serious harm or loss to the company;

4.	Criminal liabilities have been pursued against Party B.

(C)	In case of one of the following, Party A may, after consulting the trade union, terminate this Contract, provided that Party A gives Party B a written notice thirty days prior:

1.
Party B falls ill or is injured other than due to his/her work for Party A, and fails to continue his/her original work or other work assigned by Party A after the treatment of his/her illness or injury;

2.	Party B is not qualified for his/her work, and fails to meet the requirements of his/her work after certain training or the adjustment of his/her post;

3.
There have been changes to the objective conditions based on which this Contract is entered into, which result in the inability of the performance hereof, and the Parties fail to reach agreement on modification of this Contract.

(D)	In case that Party B has one of the following, Party A may not terminate this Contract in accordance with (C) above:

1.	Party B has occupational disease or is injured due to his/her work for Party A, whereby all or part of his/her ability to work has been lost;

2.	Party B is in the process of recuperation after he/she falls ill or is injured;

3.	Party B is with baby, maternity leave or breastfeeding leave;

4.	Other cases stipulated in laws and regulations.

(E)	Party B shall notify Party A thirty days prior if he/she intends to terminate this Contract.

(F)	In case of one of the following, Party B may notify Party A to terminate this Contract at any time:

1.	During the probationary period;

2.	Party A fails to provide safe and healthy working condition, which seriously endangers Party B’s safety and health;

3.	Party A fails to pay remuneration to Party B in accordance with this Contract;

4.	Party A violates national laws, administrative regulations, or infringes upon legal rights and interests of Party B.

(G)	If Party A terminates this Contract in accordance with Clause (A) or (C) of this Article (VIII), it shall make lump-sum economic compensation to Party B.

(H)	This Contract shall terminate upon expiry of the term hereof or other terminating events agreed upon between the Parties herein.

IX. Liabilities for Breach

The Parties also agree to the following regarding liabilities for breach by either of the Parties:

(A)
If this Contract is terminated due to reasons on the part of Party B, then relevant provisions of the national laws and regulations shall govern. In addition, “Employee Manual”, rules and regulations of Suzhou Erye Pharmaceuticals Co., Ltd. Shall also apply.

X. Settlement of Labor Disputes

In case of labor dispute, the Parties may consult with each other for settlement; if the Parties are not willing to consult with each other or no agreement is reached through consultation, either Party may apply to the labor dispute mediation committee of Suzhou Erye Pharmaceuticals Co., Ltd. For mediation; if no agreement is reached through mediation, and either Party proposes for arbitration, the Party may apply to the labor dispute arbitration committee for arbitration. Either of the Parties may also apply to the labor dispute arbitration committee for arbitration. If either Party disagrees to the arbitration award, it may lodge a lawsuit to the people’s court within 15 days as of the date when the arbitration award is received.

XI. Other Matters to be Agreed upon between the Parties:

(A)	Post employment contract shall govern

For a labor contract without fixed term, the Parties agree to the following terminating conditions:

(A)	Under normal conditions, Party B fails to fulfill his/her tasks for three consecutive months or six months in a year.

(B)	License of Party B is cancelled by the issuer, which results in the inability to continue working in the original post;

(C)	No agreement is reached between the Parties in case of the adjustment of Party B’s post due to the production or operation need of Party A.

XII. For matters not included herein, existing national laws, regulations and administrative regulations shall govern.

XIII. This Contract shall be served in three copies, with Party A and Party B holding one each, and one for filing by the labor contract certifying authority.

Party A: /seal/ Suzhou Erye Pharmaceuticals Co., Ltd.	Party B: /s/ Shi Mingsheng

Legal representative: Shi Mingsheng

Date: June 6th, 2003

Seal of verifying authority: /seal/ Suzhou Municipal Labor and Social Security Bureau

August 22nd, 2003